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                                                                   EXHIBIT 10.15
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                                 March 3, 1998


Ladies Professional Baseball
600 West Broadway, Suite 1070
San Diego, California 92101

  Re:  Amendment to Stadium Lease Agreement
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Gentlemen:

  Reference is made to the Stadium Lease Agreement dated as of February 25, 1998 by and between Millennium Sports Management, Inc. and Ladies Professional Baseball, f/k/a Ladies League Baseball (the "Lease"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Lease.

  This will confirm our agreement to amend and modify the Lease as follows:

     1. All references in the Lease to the Lessee shall mean and refer to Ladies Professional Baseball, which has previously been known and operated as Ladies League Baseball.

     2. The first sentence of Section 14 of the Lease is hereby amended so as to read in full as follows:

          "Lessor and/or its concessionaire(s) shall be entitled to provide all Concessions at the Stadium throughout the Term, and the receive and retain any and all revenues therefrom, provided that Lessor shall, within twenty-five (25) days after the close of each calendar month during the Term, (a) provide a written report to Lessee of all Non-Alcoholic Concession revenues during Team home games at the Stadium during such calendar month, and (b) pay to Lessee an amount equal to thirty (30%) percent of all Non-Alcoholic Concession receipts collected during Team home games at the Stadium during such calendar month."

     3. The amendment pursuant to paragraph 2 above is being made pursuant to the second sentence of Section 14 of the Lease, and accordingly, the amendment pursuant to paragraph 2 above shall not be subject to further adjustment in respect of the matters described in the second sentence of Section 14 of the Lease.

     4. Except as expressly provided herein, all of the terms and conditions of the Lease remain unmodified and in full force and effect.

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     Kindly confirm your agreement to the foregoing by countersigning and returning a counterpart copy of this letter.


                   Very truly yours,

                    MILLENNIUM SPORTS MANAGEMENT, INC.


                    By:   /s/ Barry M. Levine
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Acknowledged, Confirmed and Agreed To:
LADIES PROFESSIONAL BASEBALL

By: /s/ Michael W. Ribart
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